Exhibit 10.17

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

3/2/18

LEASE MODIFICATION AGREEMENT

THIS LEASE MODIFICATION AGREEMENT, made this 8th day of March, 2018 by and between 35 ENTERPRISE AVENUE, L.L.C. a New Jersey limited liability company, having an office at 400 Plaza Drive, Secaucus, New Jersey 07094 (hereinafter referred to as “Landlord”) and THE REALREAL, INC. a Delaware corporation having an office at 55 Francisco Street, San Francisco, CA 94133(hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, by Agreement of Lease dated March 18, 2014 (the “Lease”), Landlord leased to Tenant and Tenant hired from Landlord the Demised Premises, as defined in the Lease, which includes the Building containing [***] square feet of Floor Space located at 35 Enterprise Avenue in Secaucus, New Jersey (hereinafter the “Demised Premises”); and

WHEREAS, Landlord and Tenant wish to modify the Lease to renew and extend the Term of Lease for an additional ten (10) years, and amend the Lease accordingly; and

NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

1. Term: The Term for the Demised Premises is hereby extended for the period beginning on July 1, 2019 through and including June 30, 2029 (hereinafter the “Extended Period”).

2. Fixed Rent: The Fixed Rent for the Demised Premises during the Extended Period shall be at the following annual rates multiplied by the Floor Space of the Building: [***] from July 1, 2019 until June 30, 2020; [***] from July 1, 2020 until June 30, 2021; [***] from July 1, 2021 until June 30, 2022; [***] from July 1, 2022 until June 30, 2023; [***] from July 1, 2023 until June 30, 2024; [***] from July 1, 2024 until June 30, 2025; [***] from July 1, 2025 until June 30, 2026; [***] from July 1, 2026 until June 30, 2027; [***] from July 1, 2027 until June 30, 2028; and [***] from July 1, 2028 until the Expiration Date.

3. Option to Extend: [***].

4. Certification: Tenant certifies that: (i) It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) It

is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

5. Except as provided herein, all of the terms and conditions of the Lease as amended above are in full force and effect and are confirmed as if fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Lease Modification Agreement to be duly executed as of the day and year first above written.

35 ENTERPRISE AVENUE, L.L.C.

By:	/s/ Phillip R. Patton
Phillip R. Patton
Executive Vice President

THE REALREAL, INC.

By:	/s/ Matt Gustke
Name:	Matt Gustke
Title:	CFO

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